REPUBLIC AUTOMOTIVE PARTS, INC.
                               UNAUDITED PRO FORMA CONSOLIATED BALANCE SHEET
                                            AS OF JUNE 30, 1995

                                          Republic    Beacon
                                         Automotive    Auto
   (Dollars in Thousands)                Parts, Inc.   Parts     Pro Forma      Pro Forma
                                         As Reported  Company   Adjustments       Total
ASSETS
 Current assets:
 Cash                                        $3,002       $61       ($61) (1)      $3,002
 Accounts and notes receivable, net          13,535     1,486    ($1,486) (1)      15,166
                                                                   1,631  (1)
 Inventories                                 41,530     7,686     (7,686) (1)      50,648
                                                                   9,118  (1)
 Prepaid expenses and other current assets    5,040       106       (106) (1)       5,081
                                                                      41  (1)
                                             ------     -----      -----           ------
  Total current assets                       63,107     9,339      1,451           73,897

 Property, plant and equipment, net           6,499     4,718     (4,718) (1)       8,001
                                                                   1,502  (1)
 Long-term notes receivables                    877       965       (965) (1)         877
 Deferred pension asset                       3,230                                 3,230
 Intangibles, net of amortization             6,431                4,258  (1)      10,689
 Other assets                                              48        (48) (1)
                                             ------    ------      -----           ------
  Total assets                              $80,144   $15,070     $1,480          $96,694
                                             ======    ======      =====           ======
LIABILITIES AND STOCKHOLDERS' EQUITY
 Current liabilities:
 Current maturities of long-term debt          $608      $865      ($865) (1)        $608
 Notes payable                                                       962  (1)         962
 Accounts payable                            10,355     2,293     (2,293) (1)      12,856
                                                                   2,501  (1)
 Accrued compensation and employee benefits   1,714                                 1,714
 Accrued taxes and other                      5,277     1,378     (1,378) (1)       6,286
                                                                   1,009  (1)
                                             ------     -----      -----           ------
  Total current liabilities                  17,954     4,536        (64)          22,426

 Long-term debt                              19,712     7,080     (7,080) (1)      30,372
                                                                  10,660  (1)
 Deferred income taxes                          457                                   457
 Other long-term liabilities                  1,674                  418  (1)       2,092
 Stockholders' equity
 Common stock                                 1,696         1         (1) (1)       1,731
                                                                      35  (1)
 Additional paid-in capital                  23,948       501       (501) (1)      24,913
                                                                     965  (1)
 Retained earnings                           15,508     2,983     (2,983) (1)      15,508
 Treasury stock                                (805)      (31)        31  (1)        (805)
                                             ------    ------     ------           ------
                                             40,347     3,454     (2,454)          41,347
                                             ------    ------     ------           ------
Total liabilities and stockholders' equity  $80,144   $15,070     $1,480          $96,694
                                             ======    ======      =====           ======

                             REPUBLIC AUTOMOTIVE PARTS, INC.
                 UNAUDITED CONSOLIDATED PRO FORMA STATEMENT OF INCOME
                         FOR THE YEAR ENDED DECEMBER  31, 1994

                               Republic     Beacon
                              Automotive    Auto
 (Dollars in Thousands        Parts, Inc.   Parts      Pro Forma    Pro Forma
  except per share amounts)   As Reported  Company    Adjustments      Total


   Net sales                     $138,295   $27,725      ($141) (2)  $165,879
                                  -------    ------        ---        -------

   Cost of products sold           87,691    16,497       (344) (2)   103,844
   Selling, general and
    administrative expense         43,142     9,442        229  (2)    52,818
                                                        (1,216) (3)
                                                         1,221  (4)
                                    -----     -----      -----          -----
   Operating income                 7,462     1,786        (31)         9,217

   Interest expense                (1,042)     (531)       531  (5)    (1,684)
                                                          (642) (5)

   Interest and other income          488                   26  (2)       514
                                    -----     -----      -----          -----

   Income before income taxes       6,908     1,255        (99)         8,047

   Provision for income taxes       2,660                  456  (6)     3,116
                                    -----     -----      -----          -----

   Net income                      $4,248    $1,255      ($572)        $4,931
                                    =====     =====      =====          =====

   Net income per share                                                 $1.39
                                                                        =====

   Weighted average common shares outstanding                           3,548
                                                                        =====

                             REPUBLIC AUTOMOTIVE PARTS, INC.
                 UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                        FOR THE SIX MONTHS ENDED JUNE 30, 1995

                               Republic     Beacon
                              Automotive    Auto
 (Dollars in Thousands        Parts, Inc.   Parts      Pro Forma    Pro Forma
  except per share amounts)   As Reported  Company    Adjustments     Total


   Net sales                      $69,321   $13,571         -         $82,892
                                   ------    ------        ---         ------

   Cost of products sold           43,658     7,667                    51,325

   Selling, general and
    administrative expense         22,149     4,956      ($531) (7)    27,186
                                                           612  (8)
                                   ------     -----      -----         ------

   Operating income                 3,514       948        (81)         4,381

   Interest expense                  (747)     (352)       365  (9)    (1,112)
                                                          (352) (9)
   Interest income                    192                                 192
   Other income and expense        (2,575)       16                    (2,559)
                                    -----     -----      -----          -----

   Income before income taxes         384       612        (94)           902

   Provision for income taxes         152                  207 (10)       359
                                     ----      ----       ----           ----

   Net income                        $232      $612      ($301)          $543
                                     ====      ====       ====           ====

   Net income per share                                                 $0.15
                                                                        =====

   Weighted average common shares outstanding                           3,562
                                                                        =====

                        REPUBLIC AUTOMOTIVE PARTS, INC.
                                    AND
                          BEACON AUTO PARTS COMPANY

                        NOTES TO THE UNAUDITED PRO FORMA
                       CONSOLIDATED FINANCIAL STATEMENTS


   The unaudited pro forma consolidated financial statements presented herein are based on the historical financial statements of Republic Automotive Parts, Inc. ("RAPI") and Beacon Auto Parts Company ("BAP"), and reflect the pro forma effects of RAPI acquisition of BAP.

   The acquisition has been accounted for as a purchase transaction with the purchase price being allocated to the assets at estimated fair market values at the date of the acquisition subject to adjustment based on the results of an independent appraisal. The purchase price and estimated fair market values are based, in part, on the value of net assets, as defined in the Agreement of Purchase and Sale of Assets. The estimated amounts recorded for assets and liabilities acquired from Beacon Auto Parts Company, are not expected to differ materially from the final assigned values.

   The pro forma adjustments have been applied to the pro forma consolidated balance sheet as if the transactions effected for the acquisition of BAP had taken place on June 30, 1995, or as of January 1, 1994, in the case of the pro forma consolidated statement of income for the year ended December 31, 1994 and for the six months ended June 30, 1995. The adjustments are based upon currently available information and certain estimates and assumptions. However, management believes that the assumptions provide a reasonable basis for presenting the significant effects of the transactions as contemplated and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the pro forma financial information.

   The unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements and notes of RAPI and BAP. This pro forma information is not necessarily indicative of the results of operations of RAPI as if the transaction had occurred at the beginning of the period, or of the results of future operations, nor do they reflect expense reductions (other than those described in the notes to the pro forma combined financial statements) and other changes that might have resulted from management of BAP by RAPI throughout the indicated period.

Pro forma adjustments to give effect to the acquisition of Beacon Auto Parts Company ("BAP") by Republic Automotive Parts, Inc. ("RAPI") are summarized as follows:

(1) The purchase of Beacon Auto Parts Company was recorded for $12,622,000 at July 7, 1995, based on assumed levels and valuations of closing date inventory and an estimated closing date statement of assets and liabilities. In addition an estimated $3,341,000 of trade accounts payable and accrued expenses were assumed. Direct acquisition costs were also accrued. Such purchase price is subject to a definitive post-closing calculation and adjustment under the terms of the Agreement of Purchase and Sale of Assets to take place approximately 120 days after the closing date.

      Of the purchase price, $1,000,000 was paid through the issuance of 69,232 shares of the Registrant's common stock and by the issuance of a $2,000,000 subordinated promissory note, payable over four years in equal annual installments and bearing interest at 7.055 percent interest per annum payable quarterly. Of the balance of the purchase price the sum of $8,659,000 was paid in cash at closing. The remainder of the purchase price will paid following settlement. The sellers of BAP entered into a non-competition undertaking providing for their receipt of payments aggregating $500,000 payable in twenty equal quarterly installments of $25,000 each.

      The assets acquired were recorded at their estimated fair market values of $9,118,000 for inventory, $1,631,000 for accounts receivable, $418,000 for the non-competition undertaking, $1,502,000 for equipment, furniture, fixtures and vehicles subject to adjustment based on the results of an independent appraisal, $3,840,000 for goodwill and $41,000 in prepaid expenses and supplies.

(2) Historic BAP net sales, cost of products sold and selling, general and administrative expenses have been reclassified to conform with the Registrant's classification.

(3) Certain expenses in the amount of $1,216,000 were eliminated from the pro forma consolidated statement of income for the year ended
      December 31, 1994. These expenses are not expected to be incurred after the acquisition. They represent non-recurring wages paid to former officer-stockholders of BAP retained as employees, depreciation expense based on BAP's asset costs, various non-recurring general and admistrative expenses.

(4) Certain selling, general and administrative expenses in the amount of $1,221,000 were added to the pro forma consolidated statement of income for the year ended December 31, 1994 which are expected to be incurred by RAPI as a result of this acquisition. They primarily represent depreciation expense based on RAPI's asset costs, rent expense paid to the sellers for leased buildings and amortization of goodwill based on a 15 year life and amortization of the non-competltion undertaking based on a five year life.

(5) Interest expense of $642,000 related to the financing of this acquisition has been recorded in the pro forma consolidated statement of income for the year ended December 31, 1994. Interest expense of $531,000 incurred by BAP has been eliminated.

(6) Prior to the acquisition, BAP was taxed as a S corporation. Accordingly, the Company's taxable income is reported on the individual income tax returns of its shareholders and no federal or state income is included in BAP's financial statements. Income tax expense has been adjusted to reflect income taxes on pro forma consolidated pre-tax income. The tax provision was recorded at an effective tax rate of approximately forty percent (40%).

(7) Certain expenses in the amount of $531,000 were eliminated from the pro forma consolidated statement ofincome for the six months ended
      June 30, 1995. These expenses are not expected to be incurred after the acquisition. They represent non-recurring wages paid to former officer-stockholders of BAP retained as employees, depreciation expense based on BAP's asset costs and various non-recurring general and admistrative expenses.

(8) Certain selling, general and administrative expenses in the amount of $612,000 were added to the pro forma consolidated statement of income for the six months ended June 30, 1995 which are expected to be incurred by RAPI as a result of this acquisition. They primarily represent depreciation expense based on RAPI's asset costs, rent expense paid to the sellers for leased buildings and amortization of goodwill based on a 15 year life and amortization of the non-competltion undertaking based on a five year life.

(9) Interest expense of $352,000 related to the financing of this acquisition has been recorded in the pro forma consolidated statement of income for the six months ended June 30, 1995. Interest expense of $365,000 incurred by BAP has been eliminated.

(10) Prior to the acquisition, BAP was taxed as a S corporation. Accordingly, the Company's taxable income is reported on the individual income tax returns of its shareholders and no federal or state income is included in BAP's financial statements. Income tax expense has been adjusted to reflect income taxes on pro forma consolidated pre-tax income. The tax provision was recorded at an effective tax rate of approximately forty percent (40%).